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                                                                    EXHIBIT 10.5

                     AMERICAN REPROGRAPHICS HOLDINGS, L.L.C.
                               UNIT OPTION PLAN II

                  (As Adopted Effective as of January 1, 2001)

ARTICLE 1. ESTABLISHMENT, PURPOSE AND DURATION

         (a) Establishment of the Plan. American Reprographics Holdings, L.L.C., a California limited liability company (the "Company"), hereby establishes a unit option plan known as the American Reprographics Holdings, L.L.C. Unit Option Plan II (the "Plan"), as set forth in this document. The Plan permits the grant of options to purchase Units of the Company. The Plan shall become effective on January 1, 2001 (the "Effective Date"), and shall remain in effect as provided in Section 1(c).

         (b) Purposes of the Plan. The purposes of the Plan are to promote greater equity ownership in the Company by those persons who are principally responsible for its future growth and continued success; to more closely link the personal interests of Employees to those of the Company's Members and; to provide flexibility to the Company and its Subsidiaries in their ability to motivate, attract and retain the services of Employees upon whose judgment, initiative and special effort the continued success of the Company depends.

         (c) Duration of the Plan. The Plan shall commence on the Effective Date, and shall remain in effect, subject to the right of the Board, to amend or terminate the Plan at any time pursuant to Article 10, until the day immediately preceding the tenth anniversary of the Effective Date, provided, however, that no amendment shall extend the duration of the Plan.

ARTICLE 2. DEFINITIONS

         In addition to terms defined in other Articles of the Plan, the following terms, with the initial letter capitalized, shall have the meanings indicated below for purposes of the Plan:

         (a) "Board" means the Board of Advisors as defined in the Operating Agreement.

         (b) "Employee" means any employee or any independent advisor of the Company or Subsidiary and any member of the Board or member of the board of directors or advisors of a Subsidiary; provided, however, that a Manager shall not be an Employee.

         (c) "Fair Market Value" means the fair market value of a Unit determined as of any particular date by the Board, on a fully diluted basis assuming the exercise or conversion of all then exercisable options, warrants, and other rights to purchase Units and, to the extent that the Board in its discretion determines to be appropriate, the exercise or conversion of such options, warrants, and other rights to purchase Units that are not then exercisable or convertible.

         (d) "Manager" means the Manager as defined in the Operating Agreement.

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         (e) "Operating Agreement" means the Amended and Restated Operating
Agreement of American Reprographics Holdings, L.L.C., dated as of April 10, 2000, as amended from time to time, or its successor.

         (f) "Option" means, individually or collectively, any grant under this Plan of an option to purchase Units.

         (g) "Option Agreement" means an agreement entered into between the Company and a Participant, setting forth the terms and conditions to the grant of an Option to the Participant under this Plan.

         (h) "Option Price" means the price at which a Unit may be purchased by a Participant pursuant to an Option.

         (i) "Participant" means an Employee to whom an Option has been granted under the Plan.

         (j) "Subsidiary" means any corporation, partnership, joint venture, company, or other entity in which the Company has a majority voting or profits interest, either direct or indirect.

         (k) "Unit" means a Common Unit, as defined in the Operating Agreement.

ARTICLE 3. ADMINISTRATION

         Except as otherwise provided herein, the Plan shall be administered by the Board and the Board shall have full power and authority to construe and interpret the Plan and any agreement or instrument entered into under the Plan and establish, amend or waive rules and regulations for the Plan's administration. Unless otherwise provided herein, all elections to be made hereunder shall be made by a majority of the Board; provided, however, that if the Managers or Investor Members exercise their respective rights under Section
11.1 or Action 11.2 of the Operating Agreement, then for purposes of Section 7 of this Plan, the Board shall act at the direction of the party exercising such rights.

ARTICLE 4. UNITS SUBJECT TO THE PLAN

         (a) Number of Units. Subject to adjustments as provided in Section 4(c) hereof, the aggregate number of Units for which Options may be granted under the Plan shall not exceed 1,735,415 Units. At no time shall the total number of Units issuable upon the exercise of all outstanding Options and the total number of Units provided for under any Unit bonus or similar plan of the Company exceed the applicable percentage as calculated in accordance with the conditions and exclusions of California Commissioner of Corporations Rule 260.140.45, based upon the Units of the Company which are outstanding at the time the calculation is made.

         (b) Canceled and Expired Options. If all or any portion of an Option is canceled or expires for any reason, then the number of Units that were not purchased pursuant to exercise of that Option, or portion thereof, shall again be available for Options under the Plan.

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The number of Units attributable to exercise of an Option that were redeemed pursuant to Article 9 shall again be available for Options under the Plan.

         (c) Adjustments in Number of Units. Subject to the terms of the Operating Agreement, in the event of any change in the capitalization of the Company, including a Unit split, reverse split, Unit dividend, recapitalization or reclassification, and to prevent dilution or enlargement of rights under this Plan, an adjustment, as the Board in its sole discretion determines to be appropriate and equitable, shall be made in the number of Units or the number and kind of other interests in the Company which may be delivered under the Plan and in the number and price of Units or other interests subject to outstanding Options granted under the Plan.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

         Any Employee of the Company or any Subsidiary whose judgment, initiative and efforts contribute or may be expected to contribute materially to the successful performance of the Company and its Subsidiaries shall be eligible to receive an Option under the Plan. In determining the Employees to whom Options will be granted, the Board shall take into account the duties and responsibilities of the respective Employees, their present and potential contributions to the success of the Company and any Subsidiary and such other factors as the Board shall deem relevant in connection with accomplishing the purpose of the Plan.

ARTICLE 6. OPTIONS

         (a) Grant of Options. Subject to the terms and conditions of the Plan, the Board may, at any time, grant an Option to an Employee, provided the grant to such employee is subject to the approval of the Manager. The aggregate number of Units for which Options may be granted under the Plan in any fiscal year of the Company shall not exceed the number determined by the Board for that year. The pool of Options designated by the Board to be granted in any fiscal year shall be allocated by the Manager to the officers and employees of the Company and its Subsidiaries (other than the Managers).

         (b) Option Agreement. Each Option granted under the Plan shall be evidenced by an Option Agreement between the Participant and the Company that contains such provisions as the Board determines are necessary or desirable and consistent with the terms and conditions of the Plan and the Operating Agreement. The provisions of the Option Agreements need not be the same for each Option.

         (c) Option Price. The Option Price of each Unit for which an Option may be exercised shall be established by the Board, provided, however, that the Option Price shall not be less than eighty-five percent (85%) of the Fair Market Value of such Unit at the time such Option is granted, or, in the case of a person who owns Units possessing more than ten percent (10%) of the total combined voting power of all Units (or of the voting power of the Company's subsidiaries), one hundred ten percent (110%) of the Fair Market Value of such Unit at the time such Option is granted.

         (d) Vesting of Options. Each Option shall become exercisable, in full or in such portions and at such times as the Board determines, provided, however, that except for

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Options granted to officers or consultants of the Company, or officers, directors or consultants of any Subsidiary of the Company, each Option shall become exercisable at no lesser rate than twenty percent (20%) for each full year elapsed after the grant of the Option and on or before termination of service as an Employee until fully exercisable.

         (e) Duration of Options. Each Option shall expire at such time as the Board shall determine at the time of grant; provided, however, that no Option shall be exercisable after the day immediately preceding the tenth anniversary of its grant.

         (f) Termination of Employment. The Option Agreement shall contain provisions regarding the effect of termination of employment on an outstanding Option, as set by the Board, provided, however, that unless employment of an Employee is terminated either for cause determined by applicable law or for Cause (as defined in Article 9 of this Plan), and subject to the limitations of Subsection 6(e) above, the Option shall remain exercisable for:

                  (i) at least six (6) months from the date of termination if termination was caused by death or disability; and

                  (ii) at least thirty (30) days from the date of termination if termination was caused other than by death or disability.

         (g) Terms of Exercise and Payment. An Option shall be exercised by the delivery of a written notice of exercise to the Company by the Participant on whose behalf the Option has been granted, setting forth the number of Units with respect to which the Option is to be exercised and accompanied by the payment of the full Option Price for those Units. Payment of the Option Price shall be made in cash, including checks or money orders or in such other manner as the Board may permit.

Exercise of the Option and issuance of the Units on exercise shall be conditioned on (i) the timely execution, acknowledgment, and delivery by the person exercising the Option of such instruments as are required by the Manager, including an acknowledgment to be subject to and bound by the terms, conditions, and obligations of the Operating Agreement, and (ii) the filing of an election by such person under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to such Units.

         (h) Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by instrument to a trust in which the Options are to be transferred to beneficiaries only upon the death of the Participant, or by the laws of descent and distribution, and any attempt to sell transfer, pledge, assign or otherwise alienate or hypothecate an Option shall be null and void and of no force or effect. All Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant, except that Options may be exercised by any legally appointed representative of a Participant who is adjudged legally incompetent.

         (i) Limitations on Option Grants. During any twelve (12) month period, the aggregate price of the Units for which Options are granted may not on the date or dates of grant exceed the greater of (1) $1,000,000, (2) fifteen percent (15%) of the Company's assets or (3) fifteen percent (15%) of the outstanding Units.

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ARTICLE 7. EXTRAORDINARY TRANSACTIONS

         Upon, or in anticipation of, an Ownership Change Event, as defined below, or any other extraordinary corporate or equity financing transaction involving the Company or its assets, the Board or the entity assuming the obligations of the Company hereunder (the "Successor"), shall have the right to provide for the continuation of Options or for other adjustments as determined by the Board or the Successor, as applicable, in its sole discretion by, for example, the (a) cancellation of all or a portion of any Option for a cash payment in an amount equal to the number of Units subject to the canceled portion of the Option multiplied by the amount by which the Unit price exceeds the exercise price; (b) conversion into other property or securities; (c) removal of any or all restrictions on any Option; (d) temporary suspension of the right to exercise any Option to facilitate the transaction; or (e) giving written notice to any Participant that his or her Option will become immediately exercisable, notwithstanding any waiting period otherwise prescribed, and that the Option will be canceled if not exercised within a specified period of days of such notice.

The term "Ownership Change Event" shall mean: (i) the direct or indirect sale or exchange in a single or series of related transactions by the Members of the Company of more than 50 percent of the outstanding Units of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company or its Subsidiaries; or (iv) a liquidation or dissolution of the Company or its Subsidiaries.

ARTICLE 8. LIMITATIONS ON RIGHTS OF PARTICIPANTS

         (a) Employment. Nothing in the Plan shall interfere with or limit in any way the right, if any, of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

         (b) Participation. No Employee shall have the right to have an Option granted under this Plan, or, having an Option so granted, to have any additional Options granted in the future.

         (c) Limitations on Issuance of Units. The Company shall not be obligated to issue Units upon exercise of Options in violation of any law. No postponement of exercise of Options pursuant to the Agreement or Plan shall extend the period during which Options may be exercised. The Manager, the members of the Board, and the Company shall not have any obligation or liability to any Participant (or successor in interest) because of the loss of rights under the Option.

         (d) No Member Rights before Exercise. A Participant shall have none of the rights of a Member under the Operating Agreement with respect to any Units subject the Option unless and until such Units are issued on exercise of the Option.

ARTICLE 9. REDEMPTION RIGHTS ON TERMINATION OF EMPLOYMENT

         (a) Generally. Upon the termination of a Participant's service as an Employee with the Company and its Subsidiaries for any reason ("Termination"), all unexercised

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Options and all Units attributable to exercise of an Option (the "Available
Units") held by the Participant and by any person to whom the Participant transferred such Units with the consent of the Board pursuant to the Operating Agreement (a "Holder"), shall be subject to redemption by the Company and purchase by ARC Acquisition Co., L.L.C. ("ARC Acquisition") pursuant to this
Article 9 (the "Redemption Option").

         (b) Redemption Price. The redemption price (the "Redemption Price") for each of the Available Units shall be the following:

                  (1) if the Participant's service as an Employee of the Company or a Subsidiary is terminated by the Company or a Subsidiary for Cause (as defined below), or terminates by resignation of the Employee for any reason other than the Employee's permanent disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, then the Redemption Price for each Available Unit shall be the lower of the following:

                           (i) the Option Price paid for that Unit; provided,
however, that the right to purchase at the Option Price shall lapse at the rate of twenty percent (20%) of the Available Units per year over the five (5) years following the date the Option with respect to such Unit was granted; or

                           (ii) the Fair Market Value of the Unit on the date of
termination of employment.

                  (2) if the Participant's service as an Employee of the Company or a Subsidiary is terminated for any reason not set forth in subsection (1) above, then the Redemption Price for each Available Unit shall be the higher of the following:

                           (i) the Option Price paid for that Unit; or

                           (ii) the Fair Market Value of the Unit on the date of
termination of employment.

The Redemption Price of any Options unexercised at the time of termination but which have vested shall be the price which would be paid for the Units issued upon exercise of such Options pursuant to the preceding subsection (1) or (2), less the Option Price of such Options.

The option for the Company to repurchase an Available Unit for the Fair Market Value of the Unit shall terminate in the event that the Company's Units become publicly traded as a result of an IPO (as that term is defined and used in the Company's Operating Agreement.)

For purposes of the Plan, "Cause" shall mean (1) the conviction or admission of a felony involving dishonesty or moral turpitude; (2) embezzlement, misappropriation of property of the Company or any Subsidiary, or any other act involving fraud with respect to the Company or any Subsidiary; (3) the Participant's material breach of any employment, confidentiality, non-compete or similar agreement between the Participant and the Company or any Subsidiary.

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At the election of the Board, an Option grant to an officer, director, manager or consultant of the Company or its Subsidiaries may contain redemption rights which are different than those contained in the Article 9.

         (c) Company Option. The Company, in the discretion of the Board, may (but shall not be obligated to) elect to redeem all or any portion of the Available Units or Options on the terms contained in this Article 9 by delivering written notice (the "Redemption Notice") to ARC Acquisition and each Holder within thirty (30) days after Termination. The Company shall have priority over ARC Acquisition in purchasing the Available Units or Options. The Redemption Notice shall set forth the number and amount of Available Units or Options to be acquired from each, the aggregate consideration to be paid for the Units or Options to be acquired, and the time and place for the closing of such redemption.

         (d) ARC Acquisition's Option. If, for any reason the Company does not elect to redeem all of the Available Units pursuant to the Redemption Option, ARC Acquisition may (but shall not be obligated to) elect to exercise the Redemption Option for the Available Units or Options which the Company has not elected to redeem (the "Securities Available for ARC Acquisition"). Within thirty (30) days after the Company has notified ARC Acquisition that there shall be Securities Available for ARC Acquisition, ARC Acquisition may elect to purchase all, but not less than all, of the Securities Available for ARC Acquisition by giving written notice to each Holder as to the number and amount of securities being purchased from such Holder by ARC Acquisition (the "Supplemental Redemption Notice"). If, on the last day of such thirty (30) day period, the Company and ARC Acquisition have collectively elected to redeem or purchase some, but not all, of the Available Units, the Company may elect to redeem all of the Available Units which the Company and ARC Acquisition had not collectively elected to redeem or purchase, by delivering written notice (the "Final Redemption Notice") to ARC Acquisition and each Holder within fifteen
(15) days after the last day of such thirty (30) day period. If, following such fifteen (15) day period, the Company and ARC Acquisition have not collectively elected to redeem or purchase all of the Available Units, none of the Available Units shall be redeemed or purchased pursuant to this Article 9.

         (e) Closing; Manner of Payment. The redemption or purchase of Available Units pursuant to this Article 9 shall be consummated (the "Closing") at the Company's principal office at 10:00 a.m., local time, on the ninetieth (90th) day (the "Closing Date") next following the date of termination of employment or on such earlier day as designated by the Company or ARC Acquisition, as the case may be, in its sole discretion, upon not less than ten (10) days prior notice to each Holder of Available Units to be redeemed or purchased. If said date is a Saturday, Sunday or legal holiday, the Closing shall occur at the same time and place on the next succeeding, business day. The Company and ARC Acquisition, as applicable, shall pay the Redemption Price for the available Units to be redeemed or purchased pursuant to the Redemption Option in cash or cancellation of indebtedness.

Notwithstanding any other provision of the Plan, the obligations, if any, of the Company to make payments or distributions pursuant to this Section 9 if the Redemption Option is exercised shall be deferred to the extent required by any applicable restrictions imposed by law or the terms of any loan agreement to which the Company or any of its Subsidiaries is a party or by applicable law; provided, however, that any payments or distributions so deferred (together with interest,

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compounded annually, at the Base Rate (as defined in the Operating Agreement) in effect on the Closing Date and thereafter adjusted on each sixth-month anniversary of the Closing Date) shall become payable or distributable as soon as practicable following the lapse or waiver of such restrictions. Nothing herein shall require the Company to segregate or set aside any funds or other property for the purpose of making any payment or distribution pursuant to this
Section 9. The right of any Participant or beneficiary thereof to receive any payment or distribution hereunder shall be an unsecured claim against the general assets of the Company.

ARTICLE 10. FINANCIAL STATEMENTS

         The Company shall provide to Participants annual financial statements of the Company as required by California Commissioner of Corporations Rule 260.140.46.

ARTICLE 11. AMENDMENT, MODIFICATION AND TERMINATION

         (a) Amendment, Modification and Termination. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

         (b) Options Previously Granted. No termination, amendment or modification of the Plan or any Option shall adversely affect in any material way any Option previously granted under the Plan, without the written consent of the Participant holding such Option.

ARTICLE 12. TAX WITHHOLDING

         The Company and its Subsidiaries shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any applicable Subsidiary, an amount sufficient to satisfy federal, state and local taxes (including the Participant's FICA obligation), if any, required by law to be withheld with respect to any taxable event arising in connection with a grant or exercise of an Option under this Plan.

ARTICLE 13. SUCCESSORS

         All obligations of the Company under the Plan, with respect to Options granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

ARTICLE 14. LEGAL CONSTRUCTION

         (a) Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

         (b) Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

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         (c) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws.

                                      -9-

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                     AMERICAN REPROGRAPHICS HOLDINGS, L.L.C.

                      UNIT OPTION AGREEMENT FOR AN EMPLOYEE

                                                                   [INSERT DATE]

Optionee:                                   [INSERT NAME OF EMPLOYEE]

Number of Units
subject to this Agreement:                  [INSERT NUMBER OF OPTION UNITS]

Dear [INSERT NAME OF EMPLOYEE]:

         Pursuant to the American Reprographics Holdings, L.L.C. Unit Option Plan II (the "Plan"), the Board of Advisors (the "Board") of American Reprographics Holdings, L.L.C. (the "Company") has granted to you an option (the "Option") to purchase the number of Units set forth above, subject to the terms and conditions of the Plan, the provisions of which are incorporated by reference. Capitalized terms not otherwise defined in this Agreement shall have the meanings assigned to them in the Plan. The terms and conditions of the Option are set out below:

         1. Date of Grant. The Option is granted as of [INSERT DATE] (the "Date of Grant").

         2. Termination of Option. The right to exercise the Option shall expire and terminate in all events on the earlier of (i) the tenth (10th) anniversary of the Date of Grant or (ii) the date provided in Section 7.

         3. Option Price. The purchase price to be paid upon the exercise of the Option is [INSERT STRIKE PRICE PER UNIT] per Unit.

         4. Vesting Provisions. Subject to the other terms of this Agreement and the Plan, the Option shall become vested and exercisable in accordance with the following schedule:

                        [INSERT EXERCISABILITY SCHEDULE]

         5. Exercise of the Option. To exercise all or any portion of the Option, you must deliver a completed copy of the attached Option Exercise Form (the "Form") to the Company at the address indicated on the Form, specifying the number of Units to be purchased as a result of such exercise of the Option, together with payment of the full purchase price for the Units being purchased. Payment of the purchase price must be made in cash or by certified or official bank check, or in such other manner as the Board may permit.

         Exercise of the Option and issuance of the Units on exercise is conditioned on the timely execution, acknowledgment, and delivery by the person exercising the Option of such instruments as are required by the Board, including an acknowledgment to be subject to and bound by the terms, conditions, and obligations of the Plan and of the Amended and Restated Operating Agreement of American Reprographics Holdings, L.L.C., dated as of April 10, 2000, and as it may be amended from time to time, or its successor.

         6. Transferability of Option. The Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (other than by will or the laws of descent and distribution), and any attempt to sell, transfer, pledge, assign or otherwise alienate or hypothecate the Option in contravention of this provision shall be void. The Option may be exercised during your lifetime only by you or, in the event you are deemed legally incompetent, by your legal representative.

         7. Termination of Employment.

                  (a) If your employment with the Company and its Subsidiaries terminates for any reason other than your death or permanent disability, then the portion of the Option that is exercisable on the date of your termination of employment shall remain exercisable by you for a period of sixty (60) days after such date. If your employment with the Company and its Subsidiaries terminates by reason of your death, then the portion of the Option that is exercisable as of the date of your death may be exercised for a period of one (1) year after the date of your death by the person that has acquired your rights under the Option by will or by the laws of descent and distribution. If your employment with the Company and its Subsidiaries terminates by reason of your permanent disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, then the portion of the Option that is exercisable on the date your employment terminates shall remain exercisable by you or your legal representative for a period of six (6) months after such date. Any portion of the Option that is not exercisable on the date of r termination shall not thereafter become exercisable.

                  (b) Notwithstanding any provision contained in this Section 7 to the contrary, in no event may any portion of the Option be exercised after the tenth (10th) anniversary of the Date of Grant.

         8. Representations and Covenants. You represent and warrant to the Company as follows:

                  (a) You understand that this Option and the Units subject to this Option have not been registered with the Securities and Exchange Commission by reason of their issuance in a transaction exempt from the registration requirements and the Units must be held indefinitely by you unless a subsequent disposition thereof is registered under the Securities Act of 1933, as amended, or is exempt from such registration.

                  (b) You have received a copy of the Plan.

                  (c) You understand the federal, state and local income tax consequences of the granting of the Option to you, the exercise of the Option and purchase of Units, and the subsequent sale or other disposition of any Units acquired pursuant to this Agreement.

                  (d) You understand that the exercise of the Option will require that you pay the purchase price for the Units, that a purchase of Units of the Company involves a degree of risk and that the Company has the right at the time of exercise to require that you certify that you have received such professional advice as you deem appropriate to assist you to evaluate such risk.

         9. Tax Withholding. As a condition to exercise of the Option, the Company and its Subsidiaries may withhold from payments of any kind due to you, or require you to pay or reimburse the Company or any of its Subsidiaries for, any taxes that the Company determines is required to be withheld in connection with the exercise of this Option.

         10. Continuation of Employment. Neither the Plan nor the Option granted pursuant to this Agreement shall confer upon you any right to continue in the employ of the Company or any of its Subsidiaries, or limit in any respect the right of the Company or any of its Subsidiaries to terminate your employment or other relationship with the Company or its Subsidiaries at any time.

         11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws.

         12. Severability. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Please acknowledge your acceptance of this Agreement by signing in the space provided below. You should retain the original of this Agreement in a safe place, for it is evidence of the Option granted to you.

                                          AMERICAN REPROGRAPHICS
                                          HOLDINGS, L.L.C.

                                          By:
                                          Its:

I accept this Agreement as of this ___ day of __________, 20___

[INSERT NAME OF EMPLOYEE]

American Reprographics Holdings, L.L.C.
[INSERT ADDRESS]

Attn: [INSERT NAME OR TITLE
      OF CONTACT PERSON)

                              OPTION EXERCISE FORM

         I hereby give notice of my election to exercise the option granted to me effective as of [INSERT DATE] to purchase _________________ (_____) Units of the American Reprographics Holdings, L.L.C. ("Company) at a price of ______________ ($___) per Unit pursuant to the AMERICAN REPROGRAPHICS HOLDINGS, L.L.C. UNIT OPTION PLAN II. Payment in the amount of $__________ equal to the full purchase price of such Units is enclosed.

         I represent and warrant that I have received a copy of the Company's financial statements and such other information about the Company as I and my investment advisor deem appropriate to evaluate the risks associated with the purchase of such Units, that I have obtained such advice from my advisors as I deem necessary to evaluate the risks of this investment and that I am fully able to bear the risks of this investment, including the possibility that the Company's business could fail and I could lose my entire investment.

Dated:                                   (Signature)

                                         (Printed Name)

                                         (address)

                                         (city, state, zip code)

                                         (social security number)

THIS DOCUMENT IS TO BE USED TO EXERCISE YOUR OPTION (OR PORTION THEREOF) AS SET FORTH IN PARAGRAPH 5 OF THE UNIT OPTION AGREEMENT.

                     AMERICAN REPROGRAPHICS HOLDINGS, L.L.C.
                               UNIT OPTION PLAN II